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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) December 17, 1998
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
                         CALYPTE BIOMEDICAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                   Delaware                               000-20985                          06-1226727
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(State or other jurisdiction of incorporation)     (Commission File No.)        (I.R.S. Employer Identification No.)




                               1440 Fourth Street
                           Berkeley, California 94710
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              (Address of principal executive offices and zip code)

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       Registrant's telephone number, including area code: (510) 749-5100


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Item 2.  Acquisition or Disposition of Assets.

     (a) On December 17, 1998, Calypte Biomedical Corporation completed the acquisition of the assets relating to the Western blot product line for certain infectious diseases from Cambridge Biotech Corporation, a Delaware corporation and wholly-owned subsidiary of bioMerieux, Inc., pursuant to an Asset Purchase Agreement between Calypte and Cambridge dated November 18, 1998. The acquisition included the urine-based and serum-based HIV-1 Western blot products, as well as rights to certain other tests not currently produced by Cambridge. The assets acquired consisted of fixtures, equipment, materials and supplies, contracts relating to the conduct of the business of the Western blot product line, certain licenses and permits issued by government authorities for use in connection with the operations of Cambridge's Rockville, Maryland manufacturing facility, marketing authorizations and regulatory approvals relating to the Western blot product line and certain proprietary rights.

     Calypte acquired the assets from Cambridge for $500,000 in cash, 400,000 shares of Calypte Common Stock, warrants to acquire 200,000 shares of Common Stock at an exercise price of $8.00 per share, warrants to acquire 200,000 shares of Common Stock at an exercise price of $10.00 per share, warrants to acquire 200,000 shares of Common Stock at an exercise price of $12.00 per share and a royalty based upon product sales. The cash purchase price was paid out of the cash reserves of Calypte.

     In connection with the acquisition, Calypte entered into two subleases with Cambridge, pursuant to which it subleases from Cambridge the buildings used in connection with the operation of the Rockville, Maryland manufacturing facility.

     Calypte and Cambridge were parties to a Master Services Agreement dated April 12, 1996 (the "Master Services Agreement") pursuant to which Calypte and Cambridge agreed to develop a modification of Cambridge's serum-based HIV-1 Western blot product to confirm the results of Calypte's initial screening test using urine samples. Except for the Master Services Agreement, there was no material relationship between Calypte or any of its affiliates (including their respective officers and directors and any associate of any such individual), on the one hand, and Cambridge or any of its affiliates (including their respective officers and directors and any associate of any such individual), on the other hand.

     (b) Prior to the acquisition, Cambridge used the assets acquired by Calypte in the manufacture and sale of urine-based and serum-based HIV-1 Western blot products, as well as a confirmatory test for Human T-Lymphotropic Virus. Calypte intends to continue the operation of the assets from Cambridge's current facilities (located in Rockville, Maryland) in substantially the same manner and for the same purposes.

     Attached hereto as Exhibit 2.1 and Exhibit 4.1, respectively, and incorporated herein by reference are copies of the Asset Purchase Agreement and the Form of Warrant to Purchase Common Stock. The foregoing description of the acquisition is qualified in its entirety by reference to the attached exhibits.


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Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

     As of the date hereof, it is impractical for Calypte to provide the required audited financial information. Calypte will file the required audited financial information under cover of Form 8-K/A as soon as practicable, but not later than March 5, 1999.

     (b) Pro Forma Financial Information.

     As of the date hereof, it is impractical for Calypte to provide the required pro forma financial information. Calypte will file the required pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than March 5, 1999.

     (c) Exhibits.

     2.1 Asset Purchase Agreement, dated as of November 18, 1998, between Calypte and Cambridge.

     4.1 Form of Warrant to Purchase Common Stock.

     99.1 Press Release issued by Calypte on November 24, 1998.



                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                    CALYPTE BIOMEDICAL CORPORATION


                                    By: /s/ John J. DiPietro
                                        --------------------------------------
                                        John J. DiPietro
                                        Chief Operating Officer,
                                        Vice President - Finance,
                                        Chief Financial Officer and Secretary




     Date: January 4, 1999


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                                  EXHIBIT INDEX

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    Exhibit    Description
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
      2.1 Asset Purchase Agreement, dated as of November 18, 1998, between Calypte and Cambridge.

      4.1      Form of Warrant to Purchase Common Stock.

     99.1      Press Release issued by Calypte on November 24, 1998.

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